List of Subsidiaries of New Fortress Energy Entity Name Jurisdiction 1. Amaunet, S. de R.L. de C.V. Mexico 2. American Energy Logistics Solutions LLC United States 3. American LNG Marketing LLC United States 4. American Natural Gas Holdings LLC United States 5. Atlantic Distribution Holdings SRL Barbados 6. Atlantic Energy Holdings LLC United States 7. Atlantic Energy Infrastructure Holdings SRL Barbados 8. Atlantic Pipeline Holdings SRL Barbados 9. Atlantic Power Holdings Limited Bermuda 10. Atlantic Power Holdings SRL Barbados 11. Atlantic Terminal Infrastructure Holdings SRL Barbados 12. Aurora Management Inc. Liberia 13. Bradford County Development Holdings LLC United States 14. Bradford County GPF Holdings LLC United States 15. Bradford County GPF Partners LLC United States 16. Bradford County LNG Marketing LLC United States 17. Bradford County Power Holdings LLC United States 18. Bradford County Power Partners LLC United States 19. Bradford County Real Estate Holdings LLC United States 20. Bradford County Real Estate Partners LLC United States 21. Bradford County Transport Holdings LLC United States 22. Bradford County Transport Partners LLC United States 23. CELBA – Centrais Elétricas Barcarena S.A. Brazil 24. CELBA 2 – Centrais Eletricas Barcarena S.A. Brazil 25. CH4 Energia Ltda. Brazil 26. Clean Energy Services Limited Bermuda 27. Encanto East LLC Puerto Rico 28. Encanto Power West LLC Puerto Rico 29. Encanto West LLC Puerto Rico 30. Energy Transport Solutions LLC United States 31. Faraway Maritime Shipping Company Liberia 32. FLNG 3 UK Holdings Limited United Kingdom 33. FLNG Global Production Co. Limited United Kingdom 34. FLNG Lakach GasCo Holdings Limited United Kingdom 35. FLNG Lakach Upstream Holdco Limited United Kingdom 36. FLNG Lakach Upstream Parent Limited United Kingdom 37. FLNG Lakach Upstream Topco Parent Limited United Kingdom 38. Freeze Marine LLC Marshall Islands 39. Genera Management LLC Puerto Rico 111 W 19TH STREET, 8TH FLOOR NEW YORK, NY 10011

40. Genera PR LLC Puerto Rico 41. Genera Services LLC Puerto Rico 42. Golar LNG Partners LP Marshall Islands 43. Golar Partners Finco LLC United States 44. Golar Spirit Corporation Marshall Islands 45. Golar Winter Shipping Corporation Marshall Islands 46. Hygo Energy Transition Ltd. Bermuda 47. Island LNG LLC United States 48. LA Development Holdings LLC United States 49. LA Real Estate Holdings LLC United States 50. LA Real Estate Partners LLC United States 51. LNG Holdings (Florida) LLC United States 52. LNG Holdings LLC United States 53. LNG Power Limited United Kingdom 54. Louisiana Development Holdings United States 55. Mexico FLNG, S. de R.L. de C.V. Mexico 56. Mexico FLNG Onshore S. de R.L. de C.V. Mexico 57. Naviera Ballena Azul, S. de R.L. de C.V. Mexico 58. New Fortress Energy Foundation Limited Jamaica 59. New Fortress Energy Holdings LLC United States 60. New Fortress Energy Inc. United States 61. New Fortress Energy Jamaica LLC United States 62. New Fortress Energy Louisiana FLNG LLC United States 63. New Fortress Energy Marketing LLC United States 64. New Fortress Energy Servicios Mexico, S. de RL de C.V. Mexico 65. New Fortress Intermediate LLC United States 66. NFE Altamira FLNG S de RL de CV Mexico 67. NFE Altamira Onshore S. de R.L. de C.V. Mexico 68. NFE Altamira Pipeline S. de R.L. de C.V. Mexico 69. NFE Andromeda Chartering LLC United States 70. NFE Angola – Sociedade Unipessoal, Lda. Angola 71. NFE Angola Holdings LLC United States 72. NFE Atlantic Holdings LLC United States 73. NFE Bahamas Holdings Ltd. Bahamas 74. NFE BCS Holdings (A) LLC United States 75. NFE BCS Holdings (B) LLC United States 76. NFE BCS Mexico Holdings S de R.L. de C.V. Mexico 77. NFE Bermuda Holdings Limited Bermuda 78. NFE BGE Consortium Project Company (Pty) Ltd South Africa 79. NFE Brazil Funding LLC United States 80. NFE Brazil Funding LP United States 81. NFE Brazil Holdings Limited Bermuda 82. NFE Brazil Holdings LLC United States 83. NFE Brazil Investments LLC Bermuda 84. NFE Clean Energy Shipping LLC Marshall Islands 85. NFE Ecuador Holdings LLC United States 86. NFE Equipment Holdings LLC United States 87. NFE Equipment Partners LLC United States 88. NFE European Trading LLC United States

89. NFE Explorer LLC United States 90. NFE Fast LNG Holdings LLC United States 91. NFE Fast LNG Operations LLC United States 92. NFE FLNG 1 LLC United States 93. NFE FLNG 2 LLC United States 94. NFE FLNG 3 LLC United States 95. NFE FLNG 4 LLC United States 96. NFE FLNG 5 LLC United States 97. NFE FLNG Management (Singapore) Pte Ltd Singapore 98. NFE Frontier LLC United States 99. NFE Gas Trading Limited Ireland 100. NFE Ghana Holdings LLC United States 101. NFE Ghana Partners LLC United States 102. NFE Global Holdings Limited United Kingdom 103. NFE Global Shipping LLC United States 104. NFE GP LLC Marshall Islands 105. NFE Grand Shipping LLC United States 106. NFE Honduras Holdings LLC United States 107. NFE Innovation 1 LLC Marshall Islands 108. NFE Innovation 2 LLC Marshall Islands 109. NFE International Holdings Limited Bermuda 110. NFE International Holdings Limited United Kingdom 111. NFE International LLC United States 112. NFE International Shipping LLC United States 113. NFE Ireland Financing DAC Ireland 114. NFE Ireland Treasury Limited Ireland 115. NFE ISO Holdings LLC United States 116. NFE ISO Partners LLC United States 117. NFE Jamaica GP LLC United States 118. NFE Lakach GasCo FLNG S de RL de CV Mexico 119. NFE Logistics Holdings LLC United States 120. NFE Management LLC United States 121. NFE Maria Holdings LLC Marshall Islands 122. NFE Maritime (Asia) Inc. Liberia 123. NFE Marketing and Trading Limited United Kingdom 124. NFE Mexico Holdings Parent S.à.r.l. Luxembourg 125. NFE Mexico Holdings S.à.r.l. Luxembourg 126. NFE Mexico Power Holdings Limited United Kingdom 127. NFE Mexico Terminal Holdings Limited United Kingdom 128. NFE Nicaragua Development Partners LLC United States 129. NFE Nicaragua Development Partners LLC, Sucursal Nicaragua 130. NFE Nicaragua Holdings LLC United States 131. NFE North Distribution Limited Jamaica 132. NFE North Holdings Limited Bermuda 133. NFE North Holdings Limited Jamaica 134. NFE North Infrastructure Limited Bermuda 135. NFE North Trading LLC United States 136. NFE North Transport Limited Jamaica 137. NFE OSV 1 LLC United States

138.	NFE Pacifico LAP, S. de R.L. de C.V.	Mexico
139.	NFE Patent Holdings LLC	United States
140.	NFE Pathfinder LLC	United States
141.	NFE Pioneer 1 LLC	United States
142.	NFE Pioneer 2 LLC	United States
143.	NFE Pioneer 3 LLC	United States
144.	NFE Plant Development Holdings LLC	United States
145.	NFE Power Brasil Participações S.A.	Brazil
146.	NFE Power Comercializadora de Gás Natural Ltda.	Brazil
147.	NFE Power Distribuidora de Gás Natural Ltda.	Brazil
148.	NFE Power Latam Participações e Comércio Ltda.	Brazil
149.	NFE Power México S. de R.L. de C.V.	Mexico
150.	NFE Power PR LLC	Puerto Rico
151.	NFE Power SSLNG Participações Ltda.	Brazil
152.	NFE Rig Holdings LLC	United States
153.	NFE SA Holdings (Pty) Ltd	South Africa
154.	NFE SA Terminal (Pty) Ltd	South Africa
155.	NFE Shannon Holdings Limited	Ireland
156.	NFE Side Vehicle LLC	United States
157.	NFE Singapore Holdings LLC	United States
158.	NFE South Holdings Limited	Bermuda
159.	NFE South Holdings Limited	Jamaica
160.	NFE South Power Buyback Holdings Limited	Jamaica
161.	NFE South Power Holdings Limited	Jamaica
162.	NFE South Power Holdings LLC	United States
163.	NFE South Power Trading Limited	Jamaica
164.	NFE Sri Lanka Power Holdings LLC	United States
165.	NFE Sub LLC	United States
166.	NFE Sustainable Shipping LLC	Marshall Islands
167.	NFE Transport Holdings LLC	United States
168.	NFE Transport Partners LLC	United States
169.	NFE UK Holdings Limited	United Kingdom
170.	NFE Upstream Co S. de R.L. de C.V.	Mexico
171.	NFE US Holdings LLC	United States
172.	NFE Vanguard LLC	United States
173.	NFE Vessel Holdings LLC	United States
174.	NFE Vessel Management LLC	United States
175.	NFE Vessel Operations LLC	United States
176.	NFE Winter US LLC	United States
177.	NFE Winter US LP	United States
178.	NFEnergía GN de BCS S. de R.L. de C.V.	Mexico
179.	NFEnergia Honduras S. de R.L. de C.V.	Honduras
180.	NFEnergia LLC	Puerto Rico
181.	NFEnergia Mexico S. de R.L. de C.V.	Mexico
182.	NFEnergia PR Power LLC	Puerto Rico
183.	NFI Equity Holdings LLC	United States
184.	NuevaGen Power Holdings LLC	United States
185.	NuevaGen Power LLC	Puerto Rico
186.	PA Development Holdings LLC	United States

187.	PA Real Estate Holdings LLC	United States
188.	PA Real Estate Partners LLC	United States
189.	Path Ltd.	Bahamas
190.	PT Golar Indonesia	Indonesia
191.	Rovema Equipment LLC	United States
192.	Rovema Equipment LP	United States
193.	Shannon LNG Energy Limited	Ireland
194.	Shannon LNG Limited	Ireland
195.	Soluciones de Energia Limpia PR LLC	Puerto Rico
196.	TICO Development Partners Holdings LLC	United States
197.	TICO Development Partners LLC	United States
198.	ZeroPark I LLC	United States
199.	ZeroPark II LLC	United States
200.	ZeroParks Holdings LLC	United States
201.	ZeroParks Inc.	United States
202.	ZeroParks Intermediate Holdings LLC	United States
203.	ZeroParks Management LLC	United States
204.	ZeroParks Marketing LLC	United States
205.	ZeroParks Permits LLC	United States